UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

Frontier Communications Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut

(Address of principal executive offices, including zip code)

(203) 614-5600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2015, Frontier Communications Corporation issued $1.0 billion aggregate principal amount of 8.875% Senior Notes due 2020 (the “2020 Notes”), $2.0 billion aggregate principal amount of 10.500% Senior Notes due 2022 (the “2022 Notes”) and $3.6 billion aggregate principal amount of 11.000% Senior Notes due 2025 (the “2025 Notes” and, together with the 2020 Notes and the 2022 Notes, the “Notes”). The 2020 Notes, 2022 Notes and 2025 Notes were issued pursuant to a base indenture, and to a first supplemental indenture, a second supplemental indenture and a third supplemental indenture, respectively, each dated as of September 25, 2015 and each between Frontier and The Bank of New York Mellon, as trustee (the “Trustee”) (the base indenture and the three supplemental indentures are, collectively, the “Indenture”). The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act, at a purchase price equal to 100% of the principal amount thereof.

The Notes are subject to mandatory redemption at 100% of their principal amount plus accrued and unpaid interest to the date of redemption if the previously announced acquisition of the wireline properties of Verizon Communications Inc. in California, Florida and Texas (the “Verizon Transaction”) is not consummated on or before August 6, 2016 or is otherwise terminated.

In connection with the issuance of the Notes, Frontier entered into an escrow agreement dated as of September 25, 2015 with the Trustee and MUFG Union Bank, N.A, as Escrow Agent. Pursuant to the escrow agreement, Frontier deposited into escrow the net proceeds of the offering of the Notes of $6,484,500,000 for the benefit of the holders of the Notes. The escrowed proceeds will be released to pay a portion of the purchase price in the Verizon Transaction or, if the Verizon Transaction is not consummated on or before August 6, 2016 or is otherwise terminated, to redeem the Notes as described above.

The Notes are unsecured senior obligations of Frontier. The 2020 Notes, 2022 Notes and 2025 Notes will bear interest at rates of 8.875% per annum, 10.500% per annum and 11.000% per annum, respectively, and will mature on September 15, 2020, September 15, 2022 and September 15, 2025, respectively. Interest on the Notes will be payable, to holders of record, semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2016.

The following is a brief description of the terms of the Notes and the Indenture.

Frontier may, at its option, redeem some or all of the 2020 Notes, 2022 Notes or 2025 Notes at any time before June 15, 2020, June 15, 2022 or June 15, 2025, respectively, by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption, or at any time after June 15, 2020, June 15, 2022 or June 15, 2025, respectively, at par plus accrued and unpaid interest, if any, to the date of redemption.

In the event of a change of control triggering event, each holder of the Notes will have the right to require Frontier to purchase for cash such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.

The Indenture contains customary negative covenants, subject to a number of important exceptions and qualifications, including, without limitation, covenants related to: indebtedness, disqualified stock and preferred stock; dividends and distributions to stockholders and parent entities; repurchase and redemption of capital stock; investments and acquisitions; transactions with affiliates; liens; mergers, consolidations and transfers of substantially all assets; transfer or sale of assets, including capital stock of subsidiaries; and prepayment, redemption or repurchase of indebtedness subordinated to the Notes.

In addition, at such time, if any, as any series of Notes have an investment grade rating from two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings, Inc. and no default has occurred and is continuing under the Indenture in respect of such Notes, Frontier will not be subject to certain of the covenants listed above with respect to such Notes.

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Registration Rights Agreements

In connection with the issuance of the Notes, Frontier entered into separate registration rights agreements with respect to the 2020 Notes, the 2022 Notes and the 2025 Notes, each dated as of September 25, 2015 (collectively, the “Registration Rights Agreements”) and each among Frontier and the representatives of the initial purchasers of such Notes.

Pursuant to the Registration Rights Agreements, Frontier is required to use commercially reasonable efforts to, among other things, (1) file a registration statement (the “exchange offer registration statement”) with respect to an offer to exchange each series of the Notes (each, an “exchange offer”) for new notes with the same aggregate principal amount and terms substantially identical in all material respects to the applicable series of Notes (except for the provisions relating to the transfer restrictions and payment of additional interest) and (2) cause the exchange offer registration statement to be declared effective by the Securities and Exchange Commission under the Securities Act.

If the applicable exchange offer is not consummated on or prior to the 365th day following the date of consummation of the Verizon Transaction (the “Exchange Date”), Frontier is required to use commercially reasonable efforts to (1) file a shelf registration statement covering resales of the Notes; (2) cause such shelf registration statement to become effective under the Securities Act; and (3) keep the shelf registration statement effective until the second anniversary of the issue date of the Notes or such shorter period that will terminate when all of the Notes registered thereunder are disposed of in accordance therewith or cease to be outstanding.

As to each series of the Notes, if neither (1) the exchange offer with respect to the Notes has been consummated on or prior to the Exchange Date nor (2) a shelf registration statement covering resales of such series of Notes has been filed and become effective on or prior to the Exchange Date (together, a “registration default”), then additional interest will accrue on the aggregate principal amount of the series of Notes as to which the registration default pertains from and including the date following which such registration default has occurred to and including the date on which such registration default has been cured with respect to the applicable series of Notes. Additional interest will accrue at a rate of 0.25% for the first 90 day period after such date and thereafter will be increased by an additional 0.25% for each subsequent 90 day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 0.50% per annum.

The foregoing summaries of the Notes, the Indenture, the Registration Rights Agreements and the Escrow Agreement in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the actual agreements. The Escrow Agreement and the Registration Rights Agreements are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in respect of the Indenture is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Escrow Agreement dated as of September 25, 2015, among Frontier Communications Corporation, The Bank of New York Mellon, as Trustee, and MUFG Union Bank, N.A, as Escrow Agent.

10.1	Registration Rights Agreement, dated September 25, 2015, among Frontier and the representatives of the initial purchasers of the 2020 Notes.

10.2	Registration Rights Agreement, dated September 25, 2015, among Frontier and the representatives of the initial purchasers of the 2022 Notes.

10.3	Registration Rights Agreement, dated September 25, 2015, among Frontier and the representatives of the initial purchasers of the 2025 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

September 28, 2015	By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Executive Vice President, General Counsel and Secretary